UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 25, 2006
HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida		33431

(Address of Principal Executive Office)		(Zip Code)
Registrant’s telephone number, including area code (561) 998-8000
Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
Stock Purchase Agreement for Hollywood Media’s Sale of the Baseline StudioSystems Business Unit to The New York Times Company
     On August 25, 2006, the registrant, Hollywood Media Corp. (“Hollywood Media”), entered into and simultaneously closed on a definitive stock purchase agreement (the “Purchase Agreement”) with The New York Times Company, a New York corporation (“The New York Times”), pursuant to which Hollywood Media sold to The New York Times all of the outstanding capital stock of its wholly-owned subsidiary, Baseline Acquisitions Corp. (“BAC”), for a cash purchase price of $35,000,000, subject to a potential post-closing adjustment described below.
     Three and one half million dollars of the purchase price will be held in escrow for twelve months following the closing to cover potential indemnification claims by The New York Times under the terms of the Purchase Agreement. The purchase price is subject to potential post-closing adjustment based on the closing date working capital and net debt of the businesses sold. Hollywood Media’s expenditures relating to the sale include approximately $1.5 million in fees and expenses payable to Hollywood Media’s financial advisor, J.P. Morgan Securities, Inc. (which is also advising Hollywood Media on other matters), and approximately $2.8 million in sale-related contractual bonuses payable under performance formulas in preexisting employment agreements with the two principal managers of Baseline StudioSystems. The above-referenced employment agreements were previously filed on August 9, 2005 as exhibits to Hollywood Media’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005, and as of the closing the subject managers are no longer employees of Hollywood Media and Hollywood Media has no further obligations under these agreements.
     BAC was the subsidiary of Hollywood Media which owned (i) Hollywood Media’s Baseline StudioSystems business unit (“Baseline”) and (ii) the Germany-based Screenline business of Hollywood Media (“Screenline”). Baseline is a database and research service offering specialized information and online applications to its subscribing users and licensees, which subscribers and licensees include movie and TV studios and production companies, distributors, producers, screenwriters, news organizations and websites. Baseline’s film and television database contains motion picture and TV information, including data about film and television productions and entertainment industry professionals. Screenline, a German company acquired by Hollywood Media in June 2006, aggregates weekly box office data for more than 30 international territories and countries, as well as film synopses, cast and crew lists, release dates and budget information in English, German and Spanish. Baseline and Screenline constituted a portion of Hollywood Media’s Data Business Division. This sale to The New York Times did not include the other components of Hollywood Media’s Data Business (e.g., CinemaSource, EventSource and ExhibitorAds).
     For the first six months of 2006, Baseline’s revenues were five percent of Hollywood Media’s aggregate consolidated revenues for that period. Hollywood Media does not anticipate incurring material federal income tax expense from the sale, due to Hollywood Media’s NOLs (net operating loss carryforwards).

     The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 10.1 to this Form 8-K report and incorporated by reference in this Item of this Form 8-K report.
SECTION 2 — FINANCIAL INFORMATION
Item 2.01 Completion of Acquisition or Disposition of Assets.
The following information is furnished pursuant to Item 2.01 of Form 8-K.
Hollywood Media’s Sale of the Baseline StudioSystems Business Unit to The New York Times Company
The information in Item 1.01 above is hereby incorporated by reference into this Item 2.01.
Item 2.02 Results of Operations and Financial Condition.
On August 28, 2006, a press release was issued announcing the sale transaction described in Item 1.01 of this Form 8-K, and such press release is furnished herewith as Exhibit 99.1 hereto.
The information in this Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibit 10.1 is filed in connection with the disclosures pursuant to Items 1.01 and 2.01 of this Form 8-K:
10.1	Stock Purchase Agreement dated as of August 25, 2006, by and between The New York Times Company and Hollywood Media Corp.
The following exhibit 99.1 is filed in connection with the disclosure pursuant to Item 2.02 of this Form 8-K:
99.1	Press Release dated August 28, 2006 (“The New York Times Company Acquires Baseline StudioSystems From Hollywood Media Corp.”).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.
By:	/s/ Mitchell Rubenstein
Mitchell Rubenstein
Chief Executive Officer

Date: August 28, 2006

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